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                                                                Exhibit 3.49

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

               US OFFICE PRODUCTS, NORTH ATLANTIC DISTRICT, INC.

         US Office Products, North Atlantic District, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is US Office Products, North Atlantic District, Inc. and the name under which the corporation was originally incorporated is LSI ACQUISITION CORP. The date of filing of its original Certificate of Incorporation with the Secretary of State was August 26, 1996.

         2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation in its entirety.

         3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended and restated hereby to read as herein set forth in full:

                  l. The name of the corporation is US OFFICE PRODUCTS, NORTH
                     ATLANTIC DISTRICT, INC.

                  2. The address of its registered office in the State of
                     Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the


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                     General Corporation Law of Delaware and in general, to
                     possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

                  4. The total number of shares of stock which the corporation shall have authority to issue is: One Thousand (1,000) shares of Common Stock; all of such shares shall be without par value.

                  5. The corporation is to have perpetual existence.

                  6. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  7. A director of the corporation shall not be personally
                     liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
                     (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.


         4. This Amended and Restated Certificate of Incorporation was duly adopted by unanimous written consent of the stockholders in accordance with the applicable provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         5. This Amended and Restated Certificate of Incorporation shall be effective on October 1, 1998.


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IN WITNESS WHEREOF, said US Office Products, North Atlantic District, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Mark D. Director, its Vice President, this Twenty-Fifth day of September, 1998.



                              US Office Products, North Atlantic District, Inc.


                              By: /s/  Mark D. Director
                                  --------------------------------------------
                                  Vice President